Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 2 to Registration Statement No. 333-172069 on Form S-8 of our report dated 14 March 2016 relating to the financial statements (which includes an explanatory paragraph regarding retrospective adjustments to the 2015 and 2014 consolidated financial statement disclosures on segment information), which appears in Anheuser-Busch InBev SA/NV’s Annual Report on Form 20-F for the year ended 31 December 2016.

PricewaterhouseCoopers Bedrijfsrevisoren BCVBA

Represented by

/s/Koen Hens

Koen Hens

Bedrijfsrevisor

Sint-Stevens-Woluwe, Belgium

29 November 2017